MAXTOR CORPORATION


                                                             EXHIBIT 11.1




                     COMPUTATION OF NET LOSS PER SHARE
                   (In thousands, except per share data)





                              Three Months Ended       Nine Months Ended
- - - ---------------------------------------------------------------------------
                             Dec. 24,   Dec. 25,      Dec. 24,   Dec. 25,
                               1994       1993          1994       1993
- - - ---------------------------------------------------------------------------


PRIMARY & FULLY DILUTED

Weighted average number of
common shares outstanding
during the period             50,668      29,474        50,283      29,255
                           ==========  ==========    ==========  ==========

Net loss                   $ (16,435)  $(121,305)    $ (83,341)  $(253,107)
                           ==========  ==========    ==========  ==========

Net loss per share         $   (0.32)  $   (4.12)    $   (1.66)  $   (8.65)
                           ==========  ==========    ==========  ==========